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                                                                  EXHIBIT 10.45


                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is entered into as of December 17, 1998, between Kellstrom Industries, Inc., a Delaware corporation, having its principal place of business at 1100 International Parkway, Sunrise, Florida 33323 (the "Company"), and Oscar Torres, an individual (the "Employee").

                              W I T N E S S E T H :

         WHEREAS, the Company desires to provide for the employment of the Employee, and the Employee desires to accept such employment, on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the Company and the Employee hereby agree as follows:

         1. Definitions.

         (a) The "Board" shall mean the Board of Directors of the Company.

         (b) The "Effective Date" shall mean January 4, 1999.

         (c) The "Employment Period" shall mean the period commencing on the Effective Date and continuing until the third year anniversary of the Effective Date, unless earlier terminated in accordance with the terms of this Agreement.

         (d) "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time.

         (e) The "Executive Committee" shall mean the Executive Committee of the Board of Directors of the Company.

         2. Employment Period. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to be employed by the Company, for the duration of the Employment Period and pursuant to the other terms and conditions provided herein. This Agreement shall terminate at the end of the Employment Period, unless earlier terminated under Section 5 below.

         3. Terms of Employment.

         (a) Position and Duties. During the Employment Period the Employee shall serve as Director of Finance of the Company. The Employee shall perform such duties as the Board of Directors, Chief Executive Officer and senior officers of the Company shall from time to time determine. In the performance of his duties, the Employee shall comply with the stated policies of the Company.

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         (b) Location. The principal place of employment of the Employee shall be the principal offices of the Company in Sunrise, Florida.

         (c) Compensation.

             (1) Base Salary. The Employee's annual salary (the "Salary") shall be at the rate of $100,000 per annum, payable twice monthly, for the duration of the Employee's employment hereunder.

             (2) Regular Annual Company Bonus. Subject to paragraph (F) below, for each calendar year commencing with the year ending December 31, 1999, during which the Employee is employed by the Company:

             (A) if the Company has Net Income (as hereinafter defined) for such year of an amount equal to the Company's target net income as determined in the sole discretion of the Board for such year (the "Target"), the Employee shall be entitled to a bonus in the amount equal to $20,000.

             (B) if the Company has Net Income for such year more than the Target and less than 150% of the Target, the Employee shall be entitled to a bonus as calculated below:

             B = $20,000 + [$20,000 x (NI - T)]
                                      ---------
                                         T
             where:

             B = the bonus earned in such year.

             T = the Target for such year.

             NI = the actual Net Income of the Company for such year as determined in accordance with GAAP.

             (C) if the Company has Net Income for such year of 150% of the Target or more, the Employee shall be entitled to a bonus of $30,000.

             (D) if the Company has Net Income for such year of less than 50% of the Target, the Employee shall not be entitled to a bonus.



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             (E) if the Company has Net Income for such year of at least 50% of the Target but less than the Target, the Employee shall be entitled to a bonus as calculated below:

             B = $20,000 - [$20,000 x 2 x (T- NI)]
                                      -----------
                                              T
             where:

             B = the bonus earned in such year.

             T = the Target for such year.

             NI = the actual Net Income of the Company for such year as determined in accordance with GAAP.

             (F) for any calendar year regarding which the Employee is entitled to a Bonus under the foregoing provisions of this clause (ii) but during which year the Employee did not work the entire calendar year, unless otherwise provided herein, the Employee shall be entitled to a Bonus equal to the product of the Bonus, as calculated under the foregoing provisions, multiplied by a fraction, the numerator of which is the number of months during such calendar year that the Employee was employed with the Company and the denominator of which is twelve.

         (3) Stock Options. Simultaneously with the commencement of the Employment Period, the Company shall cause to be granted to the Employee an option to purchase 20,000 shares of the common stock of Kellstrom Industries, Inc., par value $.001 per share, of the Company at an exercise price per share equal to the fair market value of the common stock on the date of the grant, pursuant to an option agreement to be executed by the Company and the Employee.

         (d) Benefits. In addition to the compensation payable to the Employee as set forth in Section 3(c) above, during the Employment Period the Employee shall be eligible for the following:

             (i) Health Insurance. The Company shall provide health insurance for the Employee and his dependents pursuant to such plans, if any, as the Company provides to its contract employees generally. The provision of the health insurance shall be subject to acceptance by the insurance company of the Employee and his dependents to the Company's current program or whatever other program the Board may decide to elect. The Employee shall be solely responsible for all deductible and copayment amounts due according to the health insurance. Upon termination of this Agreement, all payments under this Section 3(d)(i) shall cease, provided, however that the Employee shall be entitled to payments for periods prior to the date of the termination and for which the Employee has not yet been paid.

             (ii) Other Benefits. The Employee shall be eligible for similar incentive, stock option grants, 401(k), savings, welfare (including without limitation medical and dental insurance) plans, practices, policies and programs applicable on or after the Effective Date to other contract employees of the Company as determined in the discretion of the Board.



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         (e) Vacation. During the Employment Period, the Employee shall be entitled to paid vacation in accordance with the policies and practices applicable on or after the Effective Date to other officers of the Company, provided that the Employee shall be entitled to a minimum of two (2) weeks of paid vacation per full calendar year (pro rated if the Employee serves for less than the full calendar year). Vacation accrued but unused at the end of a calendar year may be carried over into the following calendar year or years, provided that unused vacation days shall be accrued up to a maximum of six weeks.

         (f) Holidays and Sick Leave. The Employee shall be entitled to all holidays that are prescribed by the Company's policies and practices. The Employee shall be entitled to seven (7) days paid sick leave per year (pro rated if the Employee serves for less than the full calendar year). Unused sick leave days may not be carried over to the following calendar year or years.

         (g) Expenses. The Company shall pay or reimburse the Employee for reasonable expenses incurred or paid by him during the Employment Period in the performance of his services under this Agreement upon presentation of expense statements or such other supporting information as may be required for other officers of the Company in accordance with the Company's policy.

         4. Employee's Obligations and Representations; Indemnity.

         (a) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and to perform faithfully and efficiently the responsibilities assigned to the Employee by the Company.

         (b) The Employee represents and warrants to the Company that there are no agreements or arrangements, whether written or oral, in effect which would prevent the Employee from rendering exclusive service to the Company during the Employment Period. The Employee further represents, warrants and agrees with the Company that as of the Effective Date he has not made and will not make during the Employment Period any commitment or do any act in conflict with this Agreement, or take any action that might divert from the Company any opportunity which would be in the scope of any present or future business of Kellstrom, the Company or any subsidiary thereof.

         (c) The Company shall indemnify and hold harmless the Employee from all claims, losses, liabilities, damages and causes of action relating to or arising out of the Employee's performance, duties and responsibilities to, for, or on behalf of the Company to the extent provided by the Company's certificate of incorporation and by-laws.

         5. Termination.

         (a) Death. This Agreement shall terminate automatically upon the Employee's death. If the Employee's employment is terminated by reason of the Employee's death, the Company shall have no further obligations to the Employee's legal representatives under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date




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of his death.

         (b) Disability. If the Company determines in good faith that the Employee has a "disability" (as defined below), it may give the Employee written notice of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 30th day after receipt by the Employee of such notice. No such notice of termination by reason of disability shall be given until the Employee has experienced a period of two consecutive months of disability and the disability is continuing. The notice of termination shall not be effective if the Employee returns to full-time performance of his duties prior to the expiration of the 30-day notice period. For purposes of this Agreement, "disability" shall mean a physical or mental condition which, two months after its commencement, is determined to be total and permanent by a physician selected by the Company. The Employee shall be entitled to all compensation and benefits provided for under this Agreement during the two-month waiting period for the disability determination and during the 30-day notice of termination period. In the event that the Company provides long-term disability benefits for the Employee, such benefits shall not commence until after the employment of the Employee has been terminated and the Company has ceased paying the Employee compensation pursuant to the foregoing sentence. If the Employee's employment is terminated by reason of the Employee's disability, this Agreement shall terminate without further obligations to the Employee or the Employee's legal representatives under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date of the termination. In addition, the Employee and the Employee's family shall be entitled to receive benefits, including without limitation disability benefits, at least equal to the most favorable benefits provided by the Company to other contract employees of the Company based on the terms of the benefit plans referenced in Section 3(d) of this Agreement as in effect on the date the Employee's disability commenced.

         (c) Cause. During the Employment Period, the Company may terminate the Employee's employment for "cause", as determined by the Board and as defined below. For purposes of this Agreement, "cause" shall mean:

             (i) an act or acts of fraud, embezzlement or any other act that would constitute a felony under the laws of the State of Florida taken by the Employee;

             (ii) repeated violations by the Employee of his obligations under
Section 4(a) of this Agreement which are not remedied within a reasonable period of time after receipt of written notice from the Company of such violations or a breach by the Employee of his representations or obligations under any of Sections 3(a), 4(b), 7, 8 or 9 of this Agreement; or

             (iii) the indictment of the Employee of a crime, where the Company reasonably believes it would impair the Employee's ability to perform his services under this Agreement.

If the Employee's employment is terminated for cause, this Agreement shall terminate without further obligations to the Employee under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date of the termination. The Employee shall not be entitled to any bonus in respect of the year of termination in the event the Employee's employment is terminated for cause pursuant to this Section 5(c).




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         (d) Involuntary Termination. Notwithstanding anything herein to the contrary, the Company shall have the right, at any time upon 30 days' prior notice to the Employee, to terminate the Employment. If during the Employment Period the Company terminates the Employee's employment other than for cause or disability it shall be deemed to be an involuntary termination and the Company shall pay to the Employee the following amounts:

             (i) to the extent not theretofore paid, the Company shall pay the Employee's Salary through the date of such involuntary termination and, when calculated, the pro-rated Bonus as set forth in Section 3(c)(F) above; and

             (ii) the Company shall pay the Employee on the date of such involuntary termination an amount equal to two months of the Employee's Base Salary and an amount equal to six months of the Employee's Base Salary in the event of termination following a Change of Control; and

             (iii) the Company shall pay in one cash lump sum any vacation days accrued but unused as of the date of termination to be paid within 30 days of such involuntary termination.

         (e) Voluntary Termination. The Employee agrees to provide the Company with 30 days notice prior to voluntarily terminating his employment. At the end of such 30-day period, this Agreement shall terminate automatically and the Company shall have no further obligations to the Employee under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date of the termination. The Employee shall not be entitled to any bonus in respect of the year of termination in the event the Employee's employment is terminated pursuant to this Section 5(e). The Employee acknowledges that he is an integral and valuable employee to the Company and that the Company has expended considerable time and effort in recruiting him and engaging him as an employee of the Company.

         6. Notice of Termination. Any notice of termination by the Company for any reason or by the Employee for any reason shall be communicated by a written notice which indicates (i) the specific termination provision in this Agreement relied upon, (ii) the facts and circumstances claimed to provide a basis for such termination, and (iii) the date or proposed date of termination.

         7. Confidentiality

         (a) Acknowledgement and Purposes. The Employee acknowledges that he has learned, developed and had access to and during the Employment Period, he will learn, develop and have access to Confidential Information relating to the business and affairs of the Company and its affiliates. As used in this Agreement, "Confidential Information" shall mean all trade secrets and other confidential information concerning the Company and its affiliates including, without limitation, information regarding the operations, future plans, projected and historical sales, marketing, costs, production, growth and distribution, any customer lists, customer information, information relating to governmental relations, information relating to the products or services, whether patentable or not.




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     The Company is engaged in a highly competitive business; its competitive position depends in great measure upon its ability to develop or acquire and maintain the confidentiality of Confidential Information; and it may have expended and is likely to continue to expend considerable efforts and resources in the development or acquisition of Confidential Information.
Based upon the foregoing, the Employee recognizes that the unauthorized disclosure of Confidential Information in violation of the terms hereof is likely to result in serious and irrevocable harm to the Company.

         (b) Restrictions on the Use of Confidential Information. The Employee agrees and covenants as follows:

             (i) All documents and other materials made or compiled by or made available to the Employee prior to the date hereof or during the Employment Period by the Company or any of its affiliates and any copies thereof, whether or not containing Confidential Information, are and shall be the property of the Company and shall, at the request of the Company be delivered to the Company by the Employee immediately upon the conclusion of his engagement as an Employee. Except as required in connection with the services to be performed hereunder, the Employee agrees not to remove from the Company's premises, without permission, any and all papers or drawings belonging to the Company, including those prepared or worked on by him. The Employee will treat as trade secrets all Confidential Information acquired by him prior to the date hereof or during the Employment Period and shall not at any time use any Confidential Information for his own benefit nor disclose it or any part of it to any other person, firm or corporation not connected with the Company (i) without the prior written consent of the Company or (ii) unless such disclosure is required by law or in response to a legal order or (iii) unless such Confidential Information has become generally available to the public other than through the breach the Employee of the terms hereof.

             (ii) All ideas, reports, and other creative works conceived by the Employee during the Employment Period and relating to Confidential Information, shall be disclosed to the Company and shall be the sole property of the Company.

         8. Non-Competition. The Employee agrees that (a) during the Employment Period and (b) unless the employment is terminated under Section 5(d) for two
(2) years thereafter he will not, anywhere in the world, directly or indirectly, engage or participate or make any financial investments in or become employed by or render advisory or other services to or for any person, firm or corporation, or in connection with any business activity which directly or indirectly is in competition with any of the business operations or activities of the Company or its affiliates as of the date of termination of his employment or for any time prior thereto. Nothing herein contained, however, shall restrict the Employee from making any investments in any company (but without otherwise participating in the activities of such company) whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, as long as such investment does not give him the right to control or influence the policy decisions of any such business or enterprise which is or might be directly or indirectly in competition with any of such business operations or activities of the Company or its affiliates.




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         9. Restriction on Solicitation. The Employee agrees that during the
Employment Period and for two (2) years thereafter he will not:

             (i) directly or indirectly solicit, raid, entice or induce any employee of the Company to become an employee of any person, firm or corporation which is, directly or indirectly, in competition with the business or activities of the Company or,

             (ii) directly or indirectly approach any such employee for these purposes;

             (iii) authorize or knowingly approve the taking of such actions by other persons on behalf of any such person, firm or corporation, or assist any such person, firm or corporation in taking such action; or

             (iv) directly or indirectly solicit, raid, entice or induce any person, firm or corporation who or which on the date hereof is, or at the time during his employment with the Company shall be, a customer of the Company to become a customer for the same or similar products which it purchased from the Company, of any other person, firm or corporation, and the Employee shall not approach any such customer for such purpose or authorize or knowingly approve the taking of such actions by any other person.

         10. Remedies. The Employee hereby acknowledges that in the event of a breach or threatened breach by him of the provisions of Sections 7, 8 or 9 of this Agreement, the Company would suffer irreparable harm for which there would be no adequate remedy at law. Accordingly, the Employee agrees that in such event, in addition to any other remedies which the Company may have in law or in equity for money damages or other relief, the Company shall be entitled to temporary and/or injunctive relief, without the necessity of proving damages, to enforce the provisions hereof.

         11. Successors. This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee. The Company may assign its rights and obligations hereunder, provided that the Company will require the assignee to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such assignment had taken place.

         12. Binding Arbitration. In the event that the Company and the Employee cannot agree on an interpretation of any provision of this Agreement, or in the event that either of the parties fails to make any payments or otherwise fulfill any obligations required by the terms of this Agreement, the Company and the Employee agree to resolve any such dispute through arbitration in Broward County, Florida, under the rules then obtaining of the American Arbitration Association in the State of Florida.




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         13. Miscellaneous.

             (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

             (b) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

             (c) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if sent by facsimile transmission, delivered by overnight or other carrier service, or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

         If to the Company, to:

         Kellstrom Industries, Inc.
         1100 International Parkway
         Sunrise, Florida 33323

         Attn: Chief Executive Officer

         If to the Employee, to:

         Oscar Torres

or to such other address as either party shall have furnished to the other in accordance herewith.

         (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (e) The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (f) A party's failure to insist upon strict Compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

         (g) This Agreement embodies the entire agreement between the Company and the Employee and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof.

         (h) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the Employee has hereunto set his hand and, pursuant to the authorization from the Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                 KELLSTROM INDUSTRIES, INC.



                                 By: /s/ Michael W. Wallace
                                     -------------------------------------------
                                     Michael W. Wallace, Chief Financial Officer


                                 OSCAR TORRES


                                 /s/ Oscar Torres
                                 ----------------------------------------------







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